As filed with the Securities and Exchange Commission on May __, 1999
                                                        Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------


                         PEDIATRIX MEDICAL GROUP, INC.
                         -----------------------------
             (Exact name of registrant as specified in its charter)

                  Florida                                     65-0271219
                  -------                                     ----------
      (State or other jurisdiction of                        (IRS Employer
       incorporation or organization)                   Identification Number)

                              1455 North Park Drive
                         Fort Lauderdale, Florida 33326
                         ------------------------------
                    (Address of Principal Executive Offices)

      Pediatrix Medical Group, Inc. Amended and Restated Stock Option Plan
      --------------------------------------------------------------------
                            (Full title of the Plan)

                               -------------------

                              Roger J. Medel, M.D.
                      President and Chief Executive Officer
                          Pediatrix Medical Group, Inc.
                              1455 North Park Drive
                         Fort Lauderdale, Florida 33326
                         ------------------------------
                     (Name and address of agent for service)


                                 (954) 384-0175
                                 --------------
          (Telephone number, including area code, of agent for service)


                                    Copy to:

                             Rebecca R. Orand, Esq.
                            Greenberg, Traurig, P.A.
                              1221 Brickell Avenue
                              Miami, Florida 33131
                                 (305) 579-0557

                               -------------------

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                                   Proposed maximum            Proposed
          Title of securities                 Amount to be          offering price        maximum aggregate          Amount of
           to be registered                    registered            per share (1)        offering price(1)       registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock,
  $.01 par value                            2,250,000 shares         $18.36-$61.00           $73,134,585              $20,332
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of (i) the actual price of (a) $36.125 for an aggregate of 12,152 options, (b) $38.125 for an aggregate of 50,000 options, (c) $32.50 for an aggregate of 182,500 options, (d) $33.875 for an aggregate of 25,000 options, (e) $38.9375 for an aggregate of 5,000 options, (f) $45.125 for an aggregate of 325,000 options, (g) $61.00 for an aggregate of 415,000 options, (h) $30.875 for an aggregate of 33,000 options, (i) $25.00 for an aggregate of 25,000 options and (j) $22.0625 for an aggregate of 150,000 options to purchase Common Stock being registered, which have already been granted under the Company's Amended and Restated Stock Option Plan, and (ii) the average of the high and low sale price ($18.38) of the Common Stock on April 28, 1999 with respect to the 1,027,348 shares of Common Stock subject to future grants under the Amended and Restated Stock Option Plan.

                                Page 1 of 4 Pages
                           Exhibit Index at Page II-4

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are hereby incorporated by reference in this Registration Statement:

         The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

         (a) the Registrant's Registration Statement on Form S-8 (Registration No. 33-97672), filed with the Commission on October 3, 1995;(1)

         (b) the Registrant's Registration Statement on Form S-8 (Registration No. 333-07057);(2)

         (c) the Registrant's Registration Statement on Form S-8 (Registration No. 333-37937);(3)

         (d) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998; and

         (e) the description of the Registrant's Common Stock filed as a part of the Registrant's Registration Statement, as amended, on Form S-1 under the Securities Act of 1933 (Registration No. 33-95086) and Form 8-A (Registration No. 000-26762).

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

------------------

(1) The Registration Statement on Form S-8 (Registration No. 33-97672), filed with the Commission on October 3, 1995 (the "Original S-8"), registered 1,500,000 shares of the Registrant's Common Stock.

(2) At the Company's 1996 annual meeting of shareholders, held on May 8, 1996, the Company's shareholders approved an amendment to the Plan, which increased by 1,000,000 the number of shares available for grant under the Plan from 1,500,000 to 2,500,000. The Registration Statement on Form S-8, (Registration No. 33-07057) filed on June 28, 1996, registered the additional 1,000,000 shares; thus, the total number of shares registered on Form S-8 and available for grant under the Plan was 2,500,000.

(3) At the Company's 1997 annual meeting of shareholders, held on May 8, 1997, the Company's shareholders approved an amendment to the Plan, which increased by 750,000 the number of shares eligible for grant under the Plan from 2,500,000 to 3,250,000. After giving effect to the amendment to the Plan approved by the Registrant's shareholders at the Company's annual meeting, and the effectiveness of the Registration Statement on Form S-8 (Registration No. 333-37937), the total number of shares registered on Form S-8 and available for grant under the Plan was 3,250,000. On July 29, 1998, the Company's Board approved an amendment to the Plan, which increased by 1,000,000 the number of shares eligible for grant under the Plan from 3,250,000 to 4,250,000. On January 28, 1999, the Company's Board approved an amendment to the Plan, which increased by 1,250,000 the number of shares eligible for grant under the Plan from 4,250,000 to 5,500,000. After giving effect to the amendments to the Plan approved by the Board, and the effectiveness of this Registration Statement on Form S-8, the total number of shares registered on Form S-8 and available under the plan will be 5,500,000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida on May 4, 1999.


                                      PEDIATRIX MEDICAL GROUP, INC.

                                      By:/s/ Roger J. Medel, M.D., M.B.A.
                                         --------------------------------------
                                          Roger J. Medel, M.D., M.B.A.
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Roger J. Medel, M.D., M.B.A. his true and lawful attorneys-in-fact, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                  Signature                                     Title                                Date
                  ---------                                     -----                                ----

/s/ Roger J. Medel, M.D., M.B.A.                      President, Chief Executive                  May 4, 1999
-----------------------------------------                 Officer and Director
Roger J. Medel, M.D., M.B.A.                          (principal executive officer)


/s/ Karl B. Wagner                                Vice President and Chief Financial              May 4, 1999
-----------------------------------------          Officer (principal financial and
Karl B. Wagner                                            accounting officer)


/s/ M. Douglas Cunningham, M.D.                                Director                           May 4, 1999
-----------------------------------------
M. Douglas Cunningham, M.D.


/s/ Cesar L. Alvarez                                           Director                           May 4, 1999
-----------------------------------------
Cesar L. Alvarez


/s/ Michael B. Fernandez                                       Director                           May 4, 1999
-----------------------------------------
Michael B. Fernandez

                                  EXHIBIT INDEX



     Exhibit
     Number                                Description
     ------                                -----------
        4.1                     Registrant's Amended and Restated Articles of Incorporation(1)
        4.2                     Registrant's Amended and Restated Bylaws (2)
        4.3                     Pediatrix  Medical Group,  Inc. Amended and Restated Stock Option
                                Plan, as amended
        5.1                     Opinion of Greenberg Traurig, P.A.
       23.1                     Consent of Independent Certified Public Accountants
       23.2                     Accountants' Consent
       23.3                     Consent of  Greenberg  Traurig, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)
       24.1                     Power of Attorney is included in the Signatures section of this
                                Registration Statement

----------------------

(1) Incorporated by reference to Exhibit 3.1 filed with the Registrant's Registration Statement on Form S-1 (Registration No. 33-95086).

(2) Incorporated by reference to Exhibit 3.2 filed with the Registrant's Form 8-K dated March 31, 1999 and filed with the Commission on April 6, 1999.